THE CHERRY CORPORATION
                       FIRST AMENDMENT TO CREDIT AGREEMENT


To each of the Banks signatory hereto

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of May 12, 1995 (the "Credit Agreement") among the undersigned, The Cherry Corporation, a Delaware corporation (the "Company"), Harris Trust and Savings Bank, as Agent and you (the "Banks"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Company has requested that the Banks make certain amendments to the Credit Agreement, and the Banks are willing to do so under the terms and conditions set forth in this Amendment.

1.       AMENDMENTS.

         Upon your acceptance hereof in the space provided for that purpose below, the Credit Agreement shall be and hereby is amended as follows:

         (a) Section 8.9 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

            "Section 8.9. Indebtedness to Cash Flow Ratio for the Company and its Subsidiaries. The Company will, as of the last day of each fiscal quarter of the Company ending during the periods specified below, have an Indebtedness to Cash Flow Ratio of not more than:

                                                 INDEBTEDNESS TO CASH FLOW RATIO
                       DURING THE PERIOD:              SHALL NOT EXCEED:

The date hereof through August 30, 1996                   2.00 to 1.00

August 31, 1996 through February 27, 1997                 2.25 to 1.00

February 28, 1997 and at all times thereafter             2.00 to 1.00"

         (b) Section 8.10 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

           "Section 8.10. Coverage Ratio for the Company and its Subsidiaries. As of the last day of each fiscal quarter, the Company shall have a Coverage Ratio for the four quarter period (taken as a single accounting period) then ending of not less than 2.25 to 1.00 for all fiscal quarters ending on or prior to February 28, 1997 and 3.00 to 1.00 at all times thereafter."

2.       CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

                   (a) The Company and the Required Banks shall have executed and delivered this Amendment.

                   (b) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Banks and their counsel.

                   (c) Cherry Semiconductor Corporation shall have executed and delivered to the Banks its consent to this Amendment in the form set forth below.

3.       REPRESENTATIONS.

         In order to induce the Banks to execute and deliver this Amendment, the Company hereby represents to the Banks that as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.3 shall be deemed to refer to the most recent financial statements of the Company delivered to the Bank) and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.       MISCELLANEOUS.

           (a) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

           (b) The Company agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Agent.

           (c) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

         Dated as of June 17, 1996.

                                       THE CHERRY CORPORATION


                                       By /s/ Dan A. King
                                          Its  Vice President of Finance


         Accepted and agreed to in Chicago, Illinois as of the date and year last above written.

                                       HARRIS TRUST AND SAVINGS BANK,
                                         individually and as Agent


                                       By  /s/ John M. Dillon
                                         Its Vice President

                                       BANK OF AMERICA ILLINOIS


                                       By  /s/ Daniel Lange
                                         Its Vice President

                                       SOCIETE GENERALE


                                       By /s/ Eric Siebert
                                         Its Corporate Banking Manager

                                       BAYERISCHE VEREINSBANK AG

                                       CHICAGO Branch

                                       By /s/ Sylvia K. Cheng
                                         Its Vice President

                                       By /s/ Martin J. O'Malley
                                         Its Vice President

                               GUARANTOR'S CONSENT

         The undersigned, Cherry Semiconductor Corporation, has heretofore executed and delivered to the Banks a Guaranty dated May 12, 1995 and hereby consents to the Amendment to the Credit Agreement as set forth above and confirms that its Guaranty and all of the undersigned's obligations thereunder remain in full force and effect. The undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained, except to the extent, if any, required by the Guaranty referred to above.

                                       CHERRY SEMICONDUCTOR CORPORATION


                                       By /s/ Dan A. King
                                         Its Secretary